Contact:  Robert F. Baker
          212-783-6299

For immediate release:


SALOMON INC REPORTS A QUARTERLY NET LOSS OF
$104 MILLION


New York, October 20, 1994 - As previously indicated, Salomon Inc today announced a net loss of $104 million, or $1.13 per share, for the 1994 third quarter. In the comparable 1993 quarter, Salomon Inc earned
$20 million or $0.01 per share. For the nine months ended September 30, 1994, the Company recorded a net loss of $242 million, or $2.67 per share, compared with net income of $351 million, or $2.64 per share (fully diluted) in the comparable 1993 period.

Salomon Brothers, the Company's global
investment banking and securities business, reported a pretax loss of $176 million for the quarter compared with pretax earnings of $19 million in the 1993 third quarter. For the 1994 nine month period, Salomon Brothers recorded a pretax loss of $547 million compared with pretax earnings of $713 million in the comparable 1993 period.

Salomon Brothers' Proprietary Trading
Businesses recorded a pretax loss of $114 million in the third quarter. Results for these businesses tend to be volatile and are better evaluated over longer term periods of at least a year. For the four quarters ended
September 30, 1994, Proprietary Trading
Businesses generated pretax earnings of $487 million.

Weakness in underwriting volume and customer trading activity continued to have an adverse effect on Salomon Brothers' Client-
Driven Businesses in the third quarter.
Although results improved significantly from the 1994 second quarter, these businesses recorded a third quarter pretax loss of $62 million. Client-Driven Businesses recorded pretax earnings of $192 million in the 1993 third quarter.

For the 1994 nine month period, Client-Driven
Businesses had a pretax loss of $526
million compared with pretax earnings of $805 million in the comparable 1993 nine month period. Results for the 1994 nine month period were adversely affected by reduced customer trading volume and underwriting activity, inventory losses, and trading losses incurred by certain Client-Driven
Businesses. The businesses most severely affected were U.S. fixed income, European secondary markets and foreign exchange.
Salomon Brothers has reduced Client-Driven
Businesses' inventories with a focus on
aged positions, particularly with respect to mortgage securities. Further, given the results for the nine month period and the difficult market environment, Salomon
Brothers
is closely reviewing the pace of new
initiatives in its Client-Driven Businesses.

The Phibro Division, the Company's
commodities trading business, had a pretax loss of
$27 million in the 1994 third quarter,
compared with a pretax loss of $3 million in the third quarter of 1993. Despite the third quarter loss, the Phibro Division's pretax earnings of $105 million for the 1994 nine month period were quite strong. In the comparable 1993 period, the Division recorded pretax earnings of $6 million.

Phibro USA, the Company's oil refining
business, recorded a pretax loss of $4
million for
the 1994 third quarter compared with
breakeven results in the comparable 1993
quarter.
For the nine month period, Phibro USA
recorded pretax earnings of $13 million in
1994
compared with a pretax loss of $15 million in 1993.

The Company's Corporate and Other segment recorded pretax earnings of $31 million in the third quarter reflecting positive results for The Mortgage Corporation, an indirect wholly-owned mortgage servicing subsidiary in the United Kingdom, and favorable developments in certain environmental matters resulting in a reduction in the Company's environmental reserves.

Total assets were $158 billion at September
30, 1994 and average assets for the quarter were $175 billion. Book value per common share was $34.50 at quarter end compared with $37.93 at December 31, 1993. Shares authorized for repurchase by the
Company's Board of Directors remained at 9.8 million at September 30, 1994.

Selected financial information and the
unaudited consolidated statement of income follow:

                    SALOMON INC AND SUBSIDIARIES
              Selected Financial Information
(unaudited)
             (Dollars in millions, except per share data)

                                          Quarter ended   Nine months ended
                                           September 30,     September 30,
                                           1994     1993     1994     1993
SUMMARY OF OPERATING RESULTS BY
 SEGMENT:
 Income (loss) before taxes and
  change in accounting principles:
  Salomon Brothers' business unit
   contributions:
   Client-Driven Businesses              $  (62)  $  192   $ (526) $   805
   Proprietary Trading Businesses          (114)    (173)     (21)     (92)
                                          ------   ------   ------   ------
    Total Salomon Brothers                 (176)      19     (547)     713
  Phibro Division                           (27)      (3)     105        6
  Phibro USA                                 (4)       0       13      (15)
  Corporate and Other                        31        2       19      (46)
                                          ------   ------   ------   ------
  Income (loss) before taxes and
   cumulative effect of change in
   accounting principles                 $ (176)  $   18   $ (410) $   658
                                          ======   ======   ======   ======

Salomon Brothers' revenues, net of
 interest expense:
 Client-Driven Businesses:
  Global investment banking              $  121   $  214   $  377  $   541
  U.S. secondary markets                    107      174      321      839
  International secondary markets           164      212       69      669
  Foreign exchange                          (12)      66      (68)     150
  Private Investment Department and
   asset management                          18       25       49       64
                                          ------   ------   ------   ------
   Total Client-Driven Businesses           398      691      748    2,263
 Proprietary Trading Businesses              (7)    (123)     274      207
                                          ------   ------   ------   ------
   Total Salomon Brothers' revenues,
    net of interest expense              $  391   $  568   $1,022  $ 2,470
                                          ======   ======   ======   ======

RETURN ON AVERAGE COMMON STOCKHOLDERS'
 EQUITY BEFORE CUMULATIVE EFFECT OF
 CHANGE IN ACCOUNTING PRINCIPLES:
 Primary                                  (12.8)%    0.1%    (9.5)%   12.4%
 Fully diluted*                           (12.8)%    0.1%    (9.5)%   11.8%
                                          ======   ======   ======   ======

PER COMMON SHARE:
 Cash dividends                          $ 0.16     $ 0.16   $ 0.48   $ 0.48
 High market price                       48 1/4     51 7/8   52 3/4   51 7/8
 Low market price                        38 1/2     37 5/8   38 1/2   34 3/8
 Ending market price                     39 1/2     47 3/4   ======   ======
 Book value at quarter-end                34.50      34.20
                                         ======     ======

AT QUARTER-END (in billions):
 Total assets                            $  158   $  173
 Average assets for the quarter             175      183
 Common and convertible preferred
  equity                                    4.4      4.5
 Perpetual preferred equity                 0.3      0.3
                                         ======   ======

* Assumes conversion of convertible notes and redeemable preferred stock, unless such assumptions result in a higher return on equity than determined under the primary method.
Note: Certain prior period amounts have been restated to conform with the current presentation.

                  SALOMON INC AND SUBSIDIARIES
          Consolidated  Statement of Income (unaudited)
          (Dollars in millions, except per share data)

                                          Quarter ended   Nine months ended
                                           September 30,      September 30,
                                           1994    1993       1994    1993
Revenues:
 Interest and dividends                  $1,517  $1,753     $4,164  $4,565
 Principal transactions                     (39)   (202)      (131)    677
 Investment banking                         121     214        377     541
 Commissions                                 83      61        257     206
 Other                                       16      33         83      46
                                          ------  ------     ------  ------
  Total revenues                          1,698   1,859      4,750   6,035
 Interest expense                         1,290   1,272      3,460   3,520
                                          ------  ------     ------  ------
Revenues, net of interest expense           408     587      1,290   2,515
                                          ------  ------     ------  ------

Noninterest expenses:
 Compensation and employee-related          399     383      1,154   1,245
 Technology                                  69      74        191     204
 Occupancy                                   44      46        133     189
 Professional services and business
  development                                48      41        121     107
 Clearing and exchange fees                  18      15         52      44
 Other                                        6      10         49      68
                                          ------  ------     ------  ------
  Total noninterest expenses                584     569      1,700   1,857
                                          ------  ------     ------  ------

Income (loss) before taxes and
 cumulative effect of change in
 accounting principles                     (176)     18       (410)     658
Income taxes                                (72)     (2)      (168)     270
                                          ------  ------     ------  ------
Income (loss) before cumulative
 effect of change in accounting
 principles                                (104)     20       (242)     388
Cumulative effect of change in
 accounting principles, net of
 tax benefit of $28                           -       -          -      (37)
                                          ------  ------     ------  ------
Net income (loss)                        $ (104) $   20      $(242)  $  351
                                          ======  ======     ======  =======

EARNINGS PER SHARE:
Primary earnings (loss) before
 cumulative effect of change in
 accounting principles                   $(1.13)  $ 0.01     $(2.67)  $ 3.01
Cumulative effect of change in
 accounting principles                        -        -          -   (0.34)
                                          ------  ------     -------  ------
Primary earnings (loss)                  $(1.13)  $ 0.01     $(2.67)  $ 2.67
                                          ======  ======     =======  ======

Fully diluted earnings (loss)
 before cumulative effect of
 change in accounting principles*        $(1.13)  $ 0.01     $(2.67)  $ 2.93
Cumulative effect of change in
 accounting principles                        -      -            -    (0.29)
                                          ------  ------     -------   ------
Fully diluted earnings (loss)*           $(1.13)  $ 0.01     $(2.67)   $ 2.64
                                          ======  ======     =======   ======

WEIGHTED AVERAGE SHARES OF
 COMMON STOCK OUTSTANDING
 (in thousands):
For primary earnings per share          105,700  111,200     107,200  110,900
For fully diluted earnings per share    105,700  111,200     107,200  130,000
                                        =======  =======     =======  =======

* Assumes conversion of convertible notes and redeemable preferred stock, unless such assumptions result in higher earnings per share than determined under the primary method.
Note: Certain prior period amounts have been restated to conform with the current presentation.